LEASE

PARTIES:

   THIS LEASE, made the 4th day of November, 1993, by and between C. STEWART FORBES and GERALD W. BLAKELEY, JR., as TRUSTEES OF NEEDHAM 197 FIRST AVENUE TRUST under Declaration of Trust dated October 1, 1982, registered with Norfolk Registry District of the Land Court on Certificate of Title No. 115226 as Document No. 426829, having an office c/o Blakeley Investment Co., 60 State Street, Boston, MA 02109 (hereinafter, the "Landlord") and THE MEDIPLEX GROUP, INC., a Massachusetts corporation having an office at 15 Walnut Street Wellesley, MA 02181 (hereinafter, the "Tenant").

                             W I T N E S S E T H:

PREMISES:

   LANDLORD hereby leases to Tenant and Tenant hereby hires and takes from Landlord all of the gross floor area in the building (the "Building") known and numbered as 197 First Avenue, Needham, Massachusetts (consisting of approximately 45,948 rentable square feet), and the land upon which the Building is located described in Exhibit A annexed hereto, together with the appurtenances including but not limited to all fixtures and equipment therein and all common walkways and driveways necessary for access to the Building and 154 parking spaces located in the open parking area adjacent to the Building (which spaces shall be for Tenant's exclusive use), and any replacements thereof (hereinafter, collectively, the "Premises"). The term "Lot" shall mean all right, title and interest of the Landlord in and to the land described in Exhibit A plus any additions or deletions thereto resulting from the involuntary change of any abutting street line. The term "Property" shall mean the Building and the Lot.

USE:

   To be used and occupied by Tenant for general business, administrative and clerical office uses (but not retail sales), and all other uses incidental and related thereto (the "Permitted Uses"). Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week.

TERM:

   For a term (the "Term") of seven (7) years, commencing on February 1, 1994 (the "Commencement Date", as it may be extended pursuant to Section 2.2 hereof) and expiring at the close of the day on January 31, 2001, subject to extension as hereafter provided. In the event that the existing tenant in the Premises surrenders the Premises earlier than February 1, 1994, Landlord agrees to allow Tenant to occupy the Premises within ten (10) days after such surrender, and such date of occupancy by Tenant shall be deemed to be the Commencement Date for all purposes under this Lease.

   As used herein, the term "Lease Year" shall mean the period commencing on the Commencement Date through and including the close of the day on the twelve (12) month anniversary of the Commencement Date, and each successive twelve (12) month period during the Term of this Lease.

   Tenant shall have the option to extend the initial Term as to the entire Premises for one (1) period of five (5) years, upon the same terms and conditions then in effect with respect to the Premises, except for Annual Fixed Rent, which shall be determined as provided hereinbelow, provided that at the time such option to extend is exercised and at the expiration of the initial Term Tenant shall not be in default under this Lease beyond any applicable cure period.

   The Annual Fixed Rent for such extension period payable with respect to the Premises shall be the greater of (i) the prevailing fair market rental rate for the Premises as of the date of commencement of the extension period, as determined as hereinafter set forth, or (ii) the Annual

Fixed Rate payable by Tenant with respect to the Premises for the last Lease Year during the initial Term.

   At any time within the last four (4) months of the sixth Lease Year, Tenant may request Landlord to inform Tenant of the prevailing fair market rental rate for the Premises which will be in effect for the extension period, and in such event Landlord shall within thirty (30) days thereafter notify Tenant in writing as to the prevailing fair market rental rate for the extension period as of the commencement of the extension period, as determined by Landlord.

   If Tenant elects to exercise the option to extend the initial Term of this Lease for the extension period, Tenant shall do so by written notice to Landlord ("Tenant's Exercise") given not later than twelve (12) months prior to the expiration of the seventh Lease Year. If Tenant fails to exercise the extension option within the aforesaid time period, Landlord shall notify Tenant in writing and if Tenant fails to exercise the extension option within fifteen (15) days after Tenant's receipt of Landlord's notice Tenant's right to such extension of the Term of this Lease shall expire. Tenant's Exercise shall contain a statement from Tenant that it either accepts or rejects Landlord's determination of the prevailing fair market rental rate for the Premises. If Tenant rejects Landlord's determination of the prevailing fair market rental rate for the Premises, then Tenant's Exercise shall also contain the name of one appraiser. In such event Landlord shall, within thirty (30) days of Landlord's receipt of Tenant's Exercise, provide Tenant with written notice of a second appraiser, and these two appraisers shall name a third within ten (10) days of the appointment of the second appraiser. It shall then be the duty of the appraisers to ascertain the prevailing fair market rental rate for the Premises, and if any appraiser shall neglect or refuse to appear at any meeting appointed by the appraisers, a majority may act in the absence of such appraiser. The appraisers' determination of the prevailing fair market rental rate for the Premises shall be conclusive and shall be binding upon Landlord and Tenant. Landlord and Tenant shall each be responsible for the costs of their respective appraiser, and Landlord and Tenant shall each be responsible for fifty percent (50%) of the costs of the third appraiser. Any determination of far market rental rate of the Premises shall take into account the then level of finish of the Premises.

   THIS LEASE is made upon the following additional terms and conditions, which Landlord and Tenant covenant and agree to keep and perform:

                                  ARTICLE I
                                     RENT

   1.1 Tenant shall pay, promptly when due, without notice or demand, the Annual Fixed Rent calculated as follows:

           Lease Year   Annual Fixed Rent
               1           $483,372.96
               2           $490,265.16
               3           $497,157.36
               4           $504,049.56
               5           $510,941.76
               6           $517,833.96
               7           $524,726.16

   Annual Fixed Rent (sometimes hereinafter referred to as "Rent") shall be paid in equal monthly installments in advance on the first day of each full calendar month during the Term, and the corresponding fraction of said 1/12 for any period of less than one month at the beginning or end of the Term.

   1.2 Additional Rent--Operating Expenses

       1.2.1 Tenant shall be responsible for contracting and paying for all services, including but not limited to utilities, necessary for the operation of the Building, and Tenant agrees to pay, or cause to be paid, all Operating Expenses for the Property. Operating Expenses for the Property shall include, without limitation, the following: (a) premiums for insurance carried with respect to the Property as set forth in Article XI hereinbelow, (b) reasonable compensation and fringe benefits, workmen's compensation insurance premiums and payroll taxes paid to, or with respect to all persons actually engaged in the operating, maintaining, or cleaning of the Building or Lot, (c) steam, water, sewer, electric, gas, oil, and telephone charges,
             (d) costs of building and cleaning supplies and equipment, (e) cost of all maintenance, cleaning and repairs, except as set forth in Article V below, (f) cost of snow removal and care of landscaping, (g) payments under service contracts with independent contractors, and (h) Building management fees, if any, and all other ordinary and necessary expenses paid or incurred in connection with the operation, cleaning and maintenance of the Building and Lot.

       1.2.2 If any Operating Expense for the Property shall not have been paid as required hereinabove, then Landlord, after ten (10) days written notice thereof to Tenant, may, but shall not be required to, pay the same, and shall thereupon become entitled to repayment of the substantiated amount thereof by Tenant as Additional Rent.

       1.2.3 Except as otherwise specifically provided herein, any sum, amount, item or charge designated or considered as Additional Rent in this Lease shall be paid by Tenant to Landlord on the first day of the month following the date on which Landlord notifies Tenant in writing of the amount payable (or on the fifteenth day after the giving of such notice, whichever shall be later). Any such notice shall specify in reasonable detail the basis of such Additional Rent.

   1.3 Tenant will pay the Rent or Additional Rent due to Landlord, or to such other person as Landlord may from time to time designate in writing.

                                  ARTICLE II
                            CONDITION OF PREMISES:
                        DELIVERY OF PREMISES TO TENANT

   2.1 Subject to the provisions of this Section, the Premises are being leased in their condition as of the Commencement Date "as is", without representation or warranty of any kind (except as contained in Section 5.1 hereof). Tenant specifically acknowledges that it has inspected the Building and Lot and has found same to be satisfactory. The Premises shall be delivered on the Commencement Date in the same condition as they are in as of the date of execution of this Lease.

   2.2 If Landlord is prevented from delivering possession of the Premises to Tenant on February 1, 1994 (the "Commencement Date") because of delays caused by strikes, riots, fire, acts of God, governmental intervention, refusal of current occupant to vacate, acts or omissions of Tenant, or other causes which are not within the reasonable control of Landlord (hereinafter, individually or collectively, "Excusable Delay"), then the Commencement Date shall be extended by one day for each day of an Excusable Delay. Notwithstanding the foregoing, in the event such Excusable Delay shall exceed an aggregate of 75 days, Tenant may, at its option, terminate this Lease by notice delivered to Landlord not later than twenty (20) days after the aggregate 75-day period (such right of termination being Tenant's sole and exclusive remedy at law or in equity against Landlord for Landlord's failure to so deliver possession of the Premises). Landlord acknowledges that Tenant may have other rights and remedies against third parties such as any current occupant, in the event possession cannot be delivered, none of which rights and remedies are or shall be waived or relinquished by Tenant and are expressly reserved herby. Landlord represents that the lease of the current occupant of the Premises expires on January 31, 1994 and Landlord covenants to use reasonable efforts to enforce the provisions of the lease of the current tenant of the Premises in order to obtain possession for Tenant hereunder in a timely manner.

                                 ARTICLE III
               LANDLORD'S INTEREST AND ASSIGNMENT OF WARRANTIES

   3.1 Landlord represents that it holds its interest in the Premises pursuant to a duly registered deed, and that it has the right to make this Lease for the Term aforesaid; that the provisions of this Lease do not conflict with or violate the provisions of existing agreements between Landlord and third parties.

   3.2 Landlord shall assign to Tenant the benefit of any vendor's or contractor's warranties received by Landlord on the Building or any component thereof or equipment located or installed therein.

                                  ARTICLE IV
                              TENANT'S COVENANTS

   Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

   4.1 to pay when due all Annual Fixed Rent and Additional Rent and all other amounts due hereunder;

   4.2 except as otherwise provided in Article V hereof, to keep the Premises in good order, repair and condition, reasonable wear and tear, damage by fire and other insured casualty and eminent domain only excepted, and all glass windows (except glass in exterior walls unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same quality as that injured or broken, damage by fire and other insured casualty and eminent domain only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear, damage by fire, insured casualty and eminent domain only excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant at least thirty (30) days before such expiration or termination, all alterations and additions made by Tenant or on behalf of Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant will furnish to Landlord, not later than the termination of this Lease, a report, prepared at Tenant's expense by an engineering firm qualified to make reports under Massachusetts General Laws Chapter 21E and reasonably acceptable to Landlord, stating that the Building and Lot have been examined for oil and hazardous waste contamination and that no such contamination was found on the Building or Lot (or that such contamination was found, but cleaned up and disposed of by Tenant and that the Building and Lot are now free of such substances). Landlord shall present Tenant with a similar report indicating the status of the Premises prior to the Commencement Date;

   4.3 continuously from the Commencement Date to use and occupy the Premises for the Permitted Uses, and not to injure or deface the Premises, Building or Lot, not permit in the Premises any inflammable fluids or chemicals (except in accordance with law and with prior written notice to Landlord of Tenant's intention to use same), or nuisance, or the emission from the Premises of any objectionable noise, or odor, nor use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use and occupancy, or which is improper, offensive, contrary to law or ordinance or which would invalidate or increase the premiums for any insurance on the Building or its contents or which would render necessary any alteration or addition to the Building;

   4.4 to comply with all reasonable rules and regulations now or hereafter made by Landlord of which Tenant has been given advance written notice, for the care and use of the Building and Lot and their facilities and approaches;

   4.5 in its use of the Premises, to comply with the requirements of all applicable governmental laws, rules and regulations and to keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority, and to procure all required licenses and permits and to comply with such licenses and permits. Landlord represents that the Premises will comply with all applicable governmental laws, rules and regulations on the Commencement Date (but this representation does not extend to any permits or approvals that may be required with respect to Tenant's use of the Premises other than for general office purposes). Without limiting the generality of the foregoing, Tenant shall be responsible, in connection with Tenant's use of the Premises, for compliance with the Americans with Disabilities Act of 1990 (42 U.S.C. S.12101 et seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto (collectively, the "ADA Requirements");

   4.6 not to place a load upon the Premises exceeding an average rate of 75 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault of other heavy equipment in, abut or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize, such authorization not to be unreasonably withheld or delayed;

   4.7 to pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed; and,

   4.8 to vacate the Premises upon the end of the Term; should Tenant hold over after the termination of this Lease, by lapse of time or otherwise, Tenant shall become a daily tenant at sufferance at a rate equal to the then fair market rental rate of the Premises but in no event less than 1-1/2 times the Annual Fixed Rate in effect on the expiration or termination date. Tenant shall also pay Landlord all direct and foreseeable damages (including any loss of a tenant or rental income), sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

                                  ARTICLE V
                           MAINTENANCE AND REPAIRS

   5.1 Landlord covenants and agrees that on the Commencement Date, the Building interior will be reasonably clean, and the Building service systems will be in good electrical, mechanical and operating condition.

   5.2 During the Term of this Lease Tenant shall take reasonable care of the Premises and Landlord's fixtures and appurtenances therein and thereon and shall perform all maintenance and make all repairs and replacements to the Premises not specifically imposed upon Landlord by the express provisions hereof. All repairs and replacements made by Tenant shall be equal in quality to that in place on the Commencement Date.

   5.3 Landlord's obligations under this Article shall consist of making all structural repairs, replacements and alterations (but excluding general maintenance and repairs of a non-structural nature) to the exterior and bearing walls of the Building and support beams, and columns and lateral support thereto, and to perform all repairs and restoration required by
Article X. Landlord's obligations do not include, without limitation, repairs to or maintenance or replacement of plumbing or sewer lines, or the repair or replacement of the roof membrane and deck, the HVAC systems or the primary distribution electrical service equuipment, all of which shall be Tenant's responsibility at Tenant's expense during the Term of this Lease or any extension thereof, provided, however, that Tenant shall only be liable for any such repairs, maintenance or replacement during the Term and Landlord shall reimburse Tenant to the extent that the useful life of any such repairs, maintenance or replacement exceed the Term.

   5.4 Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

   Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Section 10.1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

                                  ARTICLE VI
                                   SERVICES

   Landlord shall not be required to furnish any services or utilities to the Premises during the Term of this Lease, the Tenant hereby assuming full and sole responsibility for the supply of and payment for such services and utilities.

                                 ARTICLE VII
                                 IMPROVEMENTS

   Subject to compliance with Articles IV and VIII hereof, Tenant may place partitions, trade or other fixtures (including lighting fixtures), personal property, machinery, equipment and the like in the Premises (collectively, hereinafter "FF&E") and may make such improvements and alterations therein and thereon as it may desire at its own expense. All such things heretofore or hereafter made or installed by or for Tenant and paid for by Tenant shall remain the property of Tenant and in case of damage or destruction thereto by fire or other causes, Tenant shall have the right to recover the value thereof as its own loss from any insurance company with which it has insured the same, notwithstanding that any of such things might be considered a part of the Premises. At the expiration or earlier termination of the Term, Tenant shall remove all of FF&E and, to the extent specified by Landlord in advance at the time of installation, all alterations and additions made by Tenant and all partitions, and shall repair any damage to the Premises caused by such removal. Any of such things which remain in the Premises after the expiration or termination of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by

Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant's sole cost and expense. Notwithstanding the foregoing, Tenant shall not be required to remove pipes, wires and the like from walls, ceilings, or floors, provided Tenant properly cuts, disconnects and caps such pipes and wires and seals them off, if necessary, in a safe and lawful manner.

                                 ARTICLE VIII
                                 ALTERATIONS

   8.1 Non-structural Changes. Tenant shall have the right, without the consent of Landlord, at Tenant's sole cost and expense, to make non-structural changes, alterations, additions, or improvements to or upon the Premises which do not interfere with any heating, air-conditioning, electrical or plumbing systems or structural element or the exterior of the Building, provided Landlord is furnished copies of all working drawings prepared in connection with such changes at least fifteen (15) days prior to the commencement of such work (except as to changes which involve primarily the movement of unfixed partitions, the configuration of Tenant space, painting, flooring, relocation of doors, and replacement of hung ceiling panels, in which event Landlord need not be furnished with copies of working drawings). Non-structural changes, alterations, additions and improvements shall include, without limitation, the installation, removal or relocation of light fixtures, trade fixtures and partitions that are not bearing walls. If any such non-structural changes, alterations, additions or improvements are unusual in nature or not readily adaptable to normal office use at reasonable expense, Landlord may, by notice delivered within fifteen (15) days of Landlord's receipt of plans with respect thereto, require Tenant, upon expiration of the Lease, to restore those portions of the Premises containing such unusual modifications to the condition existing prior to the making of such modifications.

   8.2 Structural Changes. Tenant shall have the right, at Tenant's sole cost and expense, to make structural changes, alterations, additions or improvements to or upon the Premises, provided that Tenant obtains the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which
(a) involve or might affect any structural or exterior element of the Building, or (b) will require unusual expense to re-adapt the Premises to normal office use upon termination of the Lease or increase the cost of insurance or taxes on the Building unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such re-adaptation will be made prior to such termination without expense to Landlord.

       8.2.1 At least thirty (30) days prior to commencing such work, Tenant shall furnish Landlord with copies of he plans and specifications for such work. Landlord agrees to review such plans and specifications promptly upon receipt thereof, and to notify Tenant of its approval or any comments within thirty (30) days for such receipt.

       8.2.2 As a condition of its consent, and simultaneously with the grant thereof, Landlord may, in its reasonable discretion: (i) require Tenant, at Tenant's sole cost and expense, to perform certain additional work if such work is necessary to correct impairments to the structure of the Building or to mechanical systems which would be caused by the proposed changes; and/or (ii) notify Tenant that Landlord will require Tenant, upon expiration of the Lease, to restore portions or all of the Premises to the condition existing prior to the making of such modifications if (but only if) such structural changes, alterations, additions or improvements are unusual in nature or not readily adaptable to normal office use at a reasonable expense.

   8.3 With respect to all work by Tenant pursuant to Section 8.1 or 8.2 hereof, Tenant shall secure all licenses and permits necessary therefor, and, if requested by Landlord, deliver to Landlord a statement of the names of all Tenant's contractors and subcontractors and the estimated cost of all labor and material to be furnished by them. In the course of such work, Tenant agrees (i) to use labor compatible with that being employed by Landlord for work in or to the Building or other buildings within the New England Industrial Center owned by Landlord or its affiliates, and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services in the Building or other properties owned or managed by Landlord or its affiliates. Tenant's contractors shall (i) carry general liability insurance with limits of at least $1,000,000/$3,000,000, and property damage insurance with limits of a least $1,000,000 (all insurance to be written in companies reasonably approved by Landlord and insuring Landlord and Tenant as well as the contractors), and deliver to Landlord certificates of all such insurance, and (ii) in the event that the cost of such work exceeds $50,000.00, have filed with Landlord lien bonds and the like in form acceptable to Landlord.

   8.4 Tenant agrees to pay promptly when due the entire cost of work to be done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises and immediately to discharge any such liens which may so attach.

   8.5 All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws and ordinances regulations and orders of governmental authority and insurers of the Building, and shall be coordinated with any work being performed by Landlord.

                                  ARTICLE IX
                                  INSPECTION

   The Landlord shall, upon advance oral notice to Tenant (except in the case of emergency), have the right at all reasonable times during business hours to inspect the Premises and show the same to prospective mortgagees, purchasers and/or tenants, and at all times to make repairs or replacements as required by this Lease or as may be necessary, provided, however, that Landlord shall use all reasonable efforts not to disturb Tenant's use and occupancy of the Premises.

                                  ARTICLE X
                          FIRE, EMINENT DOMAIN, ETC.

   10.1 Abatement of Rent. If the Premises shall be damaged by fire or casualty, Annual Fixed Rent and other charges payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end upon the earlier of (i) thirty (30) days after the date on which Landlord shall have substantially restored the Premises (excluding any alterations, additions or improvements made by Tenant) to the condition in which they were prior to such damage, or (ii) the date on which Tenant moves back into the affected space. If the Premises or access thereto shall be affected by any exercise of the power of eminent domain, Annual Fixed Rent and other charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance, or interruption of business arising from such fire, casualty or eminent domain.

   10.2 Landlord's Right of Termination. If the Premises are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within one hundred twenty (120) days from the time the repair work would commence), or if any part of the Building is taken by any exercise of the right of eminent domain, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within 60 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect at if such date were the date originally established as the expiration date hereof. In the event that any such repairs are estimated to take more than six (6) months to complete, Tenant may terminate this Lease by giving Landlord written notice not later than fifteen (15) days after Tenant's receipt of Landlord's estimate of such work period.

   10.3 Restoration. If this Lease shall not be terminated pursuant to
Section 10.2, Landlord shall thereafter use due diligence to restore the Premises (excluding any alterations, additions or improvements made by Tenant) to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds or eminent domain award available therefor. If, for any reason, such restoration shall not be substantially completed within four months after the expiration of the 60-day period referred to in Section 10.2 (which four-month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord's reasonable control), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such 30-day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusively remedy at law or in equity for Landlord's failure so to complete such restoration.

   10.4 Award. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's removable property, leasehold improvements or FF&E installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                  ARTICLE XI
                                  INSURANCE

   11.1 Tenant shall, from and after the Commencement Date hereof, maintain insurance covering the Building against loss, damage or destruction caused by boiler explosion, fire and the perils specified in the standard extended coverage endorsement, and by vandalism and malicious mischief, and by earthquake and flood, and for other risks customarily insured against by owners of similar buildings in the vicinity of the Building. Coverage shall equal one hundred percent (100%) of the replacement costs of the Building. Tenant shall also maintain (i) liability insurance in the amount of at least $1,000,000/$3,000,000, (ii) property damage insurance in the amount of at least $3,000,000, or such greater amounts as Landlord shall from time to time reasonably request, and (iii) if required by Landlord's lender, rent loss insurance covering at least (12) months of rent. All such policies shall be in form and substance reasonably acceptable to Landlord and shall name Landlord (and those in privity of estate with Landlord) and Tenant as a loss payee, and shall bear the endorsement that such policies shall not be cancelled until after thirty (30) days written notice to Landlord. Tenant shall deposit promptly with Landlord certificates evidencing such coverage.

   11.2 Notwithstanding anything else to the contrary in this Lease contained, the parties hereto agree that neither party, nor its agents, employees, contractors or invitees, shall be liable to the other for loss or damage caused by any risk covered by any of the insurance coverages herein described, and in implementation hereof, the parties hereby agree as follows:

   (a) If Landlord shall suffer any loss, damage, liability or expense for which Tenant shall be obligated to pay Landlord, Tenant shall have as an offset against said obligation the greater of (i) the net proceeds of any insurance that Landlord receives with respect to such loss, damage, liability or expense or (ii) the amount of insurance coverage Landlord has agreed to obtain, regardless of whether Landlord actually has obtained it, if such loss, damage, liability or expense shall have resulted from a risk or peril required hereunder to have been covered by such insurance.

   (b) If Tenant shall suffer any loss, damage, liability or expense for which Landlord shall be obligated to pay Tenant, Landlord shall have as an offset against said obligation the greater of (i) the net proceeds of any insurance that Tenant receives with respect to such loss, damage, liability or expense or (ii) the amount of insurance coverage Tenant has agreed to obtain, regardless of whether Tenant actually has obtained it, if such loss, damage, liability or expense shall have resulted from a risk or peril required hereunder to have been covered by such insurance.

   (c) Notwithstanding the foregoing with respect to the offset in the amount of insurance proceeds received, the parties acknowledge that such offset shall not cause the insurer which has paid the proceeds to declare the governing policy invalid. The parties therefore mutually agree that each shall obtain a rider to, endorsement on, or clause in, any insurance policy covering the Premises and the Building and personal property, fixtures and equipment located therein by which their insurers shall waive subrogation. By virtue of such rider, endorsement, or clause, the parties hereby agree that they will not make any claim against or seek to recover from each other for any loss or damage to their own property or to the property of others by reason of a risk or peril covered by such insurance.

   11.3 Tenant agrees and acknowledges that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord.

   11.4 Tenant hereby covenants that in the event of any loss, damage or destruction of the Building and improvements on the Premises which Landlord is required by the operation of Article X to repair and restore, the proceeds which are payable under policies of insurance carried by Tenant, together with the amount of any deductible limits established by Tenant, shall upon request of Landlord, first be paid over to Landlord to repair and reconstruct the Building and improvements on the Premises to the extent required by this Lease, before such proceeds are applied in any other manner including, without limitation, the satisfaction of Tenant's debts secured by a mortgage or other lien instrument, or interest thereon.

                                 ARTICLE XII
                                    TAXES

   12.1 (a) For the purposes of this Article, the term "Tax Year" shall mean the twelve-month period commencing on the July 1 immediately preceding the Commencement Date and each twelve-month period thereafter commencing during the Term of this Lease. The term "Taxes" shall mean real estate taxes and other taxes, levies and assessments imposed upon the Property; charges, fees, assessments and payments for transit, housing, police, fire or other governmental services or purported benefits to the Property; and service or user payments in lieu of taxes. Betterment assessments and interest thereon shall be apportioned equally over the longest period permitted by law. Taxes for the years in which this Lease commences and terminates shall be prorated.

   (b) Tenant shall pay all Taxes assessed on the Property during the Term of this Lease on or before the date upon which they are due to be paid without interest. Promptly after receipt by Landlord of bills for such Taxes, Landlord shall advise Tenant of the amount thereof (and shall provide Tenant with a copy of same) and the computation of Tenant's payment on account thereof. Landlord shall have the same rights and remedies for the non-payment by Tenant of any payments due on account of Taxes as Landlord has hereunder for the failure of Tenant to pay Annual Fixed Rent.

   12.2 (a) If some method or type of taxation shall replace the current method of assessment of real estate taxes in whole or in part, or the type thereof, or if additional types of taxes are imposed upon the Property or Landlord relating to the Property, Tenant agrees that Tenant shall pay the same as an additional charge.

   (b) If a tax (other than Federal or State income tax) is assessed on account of the rents or other charges payable by Tenant to Landlord under this Lease, Tenant agrees to pay the same as an additional charge within ten
(10) days after billing therefor, unless applicable law prohibits the payment of such tax by Tenant.

   12.3 Tenant shall have the right, by appropriate proceedings, to protest or contest any assessment or re-assessment for Taxes, or any special assessment, or the validity of either, or of any change in assessments or the tax rate.

   12.4 In any such contest or proceedings, Tenant may act in its own name and/or the name of Landlord and Landlord will, at Tenant's request, cooperate with Tenant in any way Tenant may reasonably require in connection with such contest or proceedings. Landlord shall sign such consents or other documents as Tenant may reasonably request. Any contest or proceedings conducted by Tenant shall be at Tenant's expense and, in the event any penalties, interest or late charges become payable with respect to the Taxes as a result of such contest, Tenant shall pay the same. Landlord shall be solely responsible for the payment of any penalties, interest or late charges which are imposed through no fault of Tenant.

   12.5 Tenant shall be entitled to receive any tax refunds properly allocable to the Term of this Lease, as it may be extended, and relating to Taxes paid by Tenant, as a result of any such contests or proceedings.

                                 ARTICLE XIII
                                    SIGNS

   Tenant shall have the exclusive right to place its signs anywhere in, on and about the Building, the Lot and land, provided the same are in compliance with law, are first approved by Landlord which approval shall not be unreasonably withheld or delayed, are purchased and installed at the sole cost and expense of Tenant and are removed from the Premises at the expiration or earlier termination of the Term hereof.

                                 ARTICLE XIV
                                   DEFAULT

   14.1 (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as a "Default of Tenant") shall happen:

            (i) Tenant shall fail to pay the Annual Fixed Rent or other charges hereunder when due and such failure shall continue for five (5) full business days after written notice to Tenant from Landlord; or

            (ii) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed, and Tenant shall fail to remedy the same within thirty
            (30) days after written notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

            (iii) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

            (iv) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

            (v) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

   then in any such case (1) if such Default of Tenant shall occur prior to the Commencement Date, this Lease shall ipso facto, and without further act on the part of Landlord, terminate, and (2) if such Default of Tenant shall occur after the Commencement Date, Landlord may terminate this Lease by notice to Tenant, and thereupon this Lease shall come to an end as fully and completely as if such date were the date herein originally fixed for the expiration of the Term of this Lease, and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

   (b) If this Lease shall be terminated as provided in this Article, or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Premises shall be taken or occupied by someone other than Tenant, then Landlord may, without notice, re-enter the Premises, either by summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

   (c) In the event of any termination, Tenant shall pay the Annual Rent and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages, the Annual Fixed Rent and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the

Premises, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Annual Rent would have been payable hereunder if this Lease had not been terminated.

   (d) At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the aggregate of the Annual Fixed Rent and other charges accrued under the Lease in the twelve
(12) months ended next prior to such termination plus the amount of Annual Fixed Rent and other charges of any kind accrued and unpaid at the time of termination.

   (e) In the case of any Default of Tenant, re-entry, expiration and dispossession by summary proceeding or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant reasonable concessions or free rent to the extent that Landlord reasonably considers advisable and necessary to re-let the same and (ii) may make such reasonable alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of re-letting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises provided that Landlord agrees to use commercially reasonable efforts to re-let the Premises, or, in the event that the Premises are re-let, for inability reasonably to collect the rent under such re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

   (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled to lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

   (g) All reasonable costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

   14.2 Landlord shall in no event be in default of the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligations.

                                  ARTICLE XV
                                   NOTICES

   Whenever, by the terms of this Lease, notices, consents or approvals shall or may by given either to Landlord or to Tenant, such notices, consents or approvals shall be in writing and shall be sent by registered or certified mail, postage prepaid, or by a recognized national courier service ("Courier"):

     If intended for Landlord, addressed to Landlord at Landlord's address first set forth above (or to such other address as may from time to time hereafter be designated by Landlord by like notice), with a copy to William S. Abbott, Esq., 50 Congress Street, Suite 925, Boston, MA 02109.

     If intended for Tenant, addressed to Tenant at Tenant's address first set forth above until the Commencement Date and thereafter to the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice.)

All such notices shall be effective when deposited in the United States Mail within the Continental United States, or the next day if sent by Courier, provided that the same are received in ordinary course at the address to which the same were sent.

                                 ARTICLE XVI
                          ASSIGNMENT AND SUBLETTING

   16.1 Tenant may assign this Lease or sublet the Premises or any portion thereof with the prior written consent of Landlord, which consent may be withheld at Landlord's sole discretion except as hereinafter expressly otherwise provided. Landlord agrees not to withhold its consent to any assignment of this Lease or subletting of all or any portion of the Premises, provided Tenant requests same in writing ("Tenant's Request"), and provided
(i) at the time thereof Tenant is not in default under this Lease beyond any applicable cure period; (ii) Landlord, in its discretion reasonably exercised, determines that the reputation, business, proposed use of the Premises by, and financial responsibility of, the proposed assignee or sublessee, as the case may be, are satisfactory to Landlord; (iii) any assignee or sublessee shall expressly assume all obligations of this Lease on Tenant's part to be performed; (iv) such consent, if given, shall not release Tenant of any of its obligations under this Lease (including, without limitation, its obligation to pay rent) and Tenant's liability after any assignment or subletting shall be joint and several with the assignee or sublessee; (v) Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with Tenant's Request;
(vi) Tenant agrees specifically to pay over to Landlord, as additional rent, fifty percent (50%) of all sums provided to be paid under the terms and conditions of such assignment or sublease which are in excess of the amounts otherwise required to be paid pursuant to this Lease; and (vii) a consent to one assignment or subletting to any other person shall not be deemed to be a consent to any subsequent assignment or subletting. Any assignment, subletting or occupancy without Landlord's prior consent shall be void and shall, at the option of Landlord, constitute a default under this Lease. Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law without the prior written consent of Landlord, which consent may be arbitrarily withheld. Tenant agrees that in the event that Landlord withholds its consent to Tenant's Request contrary to the provisions of this paragraph, Tenant's sole remedy shall be to seek an injunction in equity to compel performance by Landlord to give its consent to Tenant's Request, and Tenant expressly waives any right to damages in the event of such withholding of consent by Landlord to Tenant's Request.

   16.2 The provisions of Section 16.1 shall apply to a transfer (by one or more transfers) of a majority of the stock or partnership interests, or other evidences of ownership of Tenant as if such transfer were an assignment of this Lease; but such provisions shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting; and provided further that this Section 16.2 shall not apply to the transfer of stock of Tenant so long as the stock of Tenant is publicly traded on a nationally recognized stock exchange.

                                 ARTICLE XVII
                           MISCELLANEOUS PROVISIONS

   17.1 Extra Hazardous Use. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or of the Building above the standard rate applicable to premises being occupied for Permitted Uses unless Tenant notifies Landlord in advance of such event and then promptly pays to Landlord, on demand, any such increase resulting therefrom which shall be due and payable as an additional charge hereunder, or provides to Landlord insurance certificates indicating coverage for same at Tenant's sole expense protecting Landlord and Tenant.

   17.2 Waiver. (a) Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other's rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of any subsequent similar act by the other.

   (b) No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account of the earliest installment of any payment due from Tenant under the provisions hereof. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

   17.3 Covenant of Quiet Enjoyment. Tenant, subject to the terms and provisions of this Lease, on payment of the Annual Fixed Rent and all other charges and observing, keeping and performing all of the other terms and provisions of this Lease on Tenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming under

Landlord to have title to the Premises superior to Tenant; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

   17.4 Landlord's Liability. (a) Tenant specifically agrees to look solely to Landlord's then equity interest in the Property at the time owned, for recovery of any judgment from Landlord; it being specifically agreed that Landlord (original or successor) shall never be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or to take any action not involving the personal liability of Landlord (original or successor) to respond in monetary damages from Landlord's assets other than Landlord's equity interest in the Property.

   (b) With respect to any services to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's reasonable control, or for any cause due to any act or neglect of Tenant or Tenant's servants, agents, employees, licensees or any person claiming by, through or under Tenant.

   (c) In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

   (d) With respect to any repairs or restoration which are required or permitted to be made by Landlord, the same may be made during normal business hours and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom; provided that Landlord agrees to use reasonable efforts to minimize interference with Tenant's business.

   17.5 Notice to Mortgagee or Ground Lessor. After receiving notice from any person, firm or other entity that it holds a mortgage or a ground lease which includes the Premises, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor (provided Tenant shall have been furnished with the name and address of such holder or ground lessor), and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord.

   17.6 Assignment of Rents and Transfer of Title. (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises.

   (b) In no event shall the acquisition of Landlord's interest in the Property by a purchaser which, simultaneously therewith, leases Landlord's entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor. In the event of a sale or leaseback, the purchaser shall provide to Tenant a non-disturbance and attornment agreement whereby such purchaser agrees to recognize the Lease (and Tenant agrees to attorn in such event) in the event that the seller/lessee defaults.

   (c) Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder arising after the date of such transfer.

   17.7 Tenant's Indemnity. To the maximum extent this agreement may be made effective according to law, Tenant agrees to defend, indemnify and save harmless Landlord from and against all claims, loss, liability, costs and damages of whatever nature arising from any default by Tenant under this Lease or from the following: (i) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Building or Lot (except those due to Landlord's gross negligence or willful misconduct); or (ii) in connection with the conduct or management of the Premises or of any business therein, or any thing or work whatsoever done, or any condition created (other than by Landlord) in or about the Premises; and, in any case, occurring after the date of this Lease, until the end of the Term of this Lease, and thereafter so long as Tenant is in occupancy of the Premises. This indemnity and hold harmless agreement shall include indemnity against all reasonable costs, expenses and liabilities incurred in, or in connection with, any such claim or proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys' fees and costs at both the trial and appellate levels.

   Landlord agrees to defend, indemnify and save harmless Tenant from and against all claims, loss, liability, costs and damages of whatever nature arising from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in or about the Building or Lot, where such accident, injury or damage is due solely to Landlord's gross negligence or willful misconduct.

   17.8 Additional Charges. If Tenant shall fail to pay when due any sums under this Lease as an additional charge, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Annual Fixed Rent.

   17.9 Invalidity of Particular Provisions. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by Law.

   17.10 Provisions Binding, etc. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant or Landlord shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord may later give consent to a particular assignment as provided elsewhere in this Lease.

   17.11 Recording. Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute a so-called notice of lease in form recordable and complying with applicable law and reasonably satisfactory to Landlord's attorneys. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

   17.12 When Lease Becomes Binding. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

   17.13 Paragraph Headings. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Lease.

   17.14 Rights of Mortgagee or Ground Lessor. This Lease shall be subordinate to any mortgage or ground lease from time to time encumbering the Premises, whether executed and delivered prior to or subsequent to the date of this Lease, if the holder of such mortgage or ground lease shall so elect provided that the holder of such mortgage or ground lease shall provide Tenant with such holder's standard form of subordination, non-disturbance and attornment agreement (the "Agreement"). With respect to the mortgage in existence at the date of this Lease, it shall be a condition to Tenant's obligations under this Lease that Tenant be provided with a subordination, non-disturbance and attornment agreement, in the form attached hereto as Exhibit ND, signed by the holder of such mortgage. If this Lease is subordinate to any mortgage or ground lease and the holder thereof (or successor) shall succeed to the interest of Landlord, Tenant shall attorn to such holder (or successor) and this Lease shall continue in full force and effect between such holder (or successor) and Tenant in accordance with the Agreement. Tenant agrees to execute such Agreement in confirmation of the foregoing provisions as such holder may request, and Tenant hereby appoints such holder (or successor) as Tenant's attorney-in-fact to execute such Agreement upon default of Tenant in complying with such holder's (or successor's) request.

   17.15 Status Report. Recognizing that both parties may find it necessary to establish to third parties, such as accountants, banks, mortgagees, ground lessors, or the like, the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to the Landlord, or the holder of any mortgage or ground lease encumbering the Premises, or to Tenant, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgement that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease.

   17.16 Remedying Defaults. Landlord shall have the right, but shall not be required, to pay such sums or to do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at a rate equal to 4% over the prime rate in effect from time to time at the First National Bank of Boston as an additional charge. Any payment of Annual Fixed Rent or other sums payable hereunder not paid when due shall, at the option of Landlord, bear interest at a rate equal to 4% over the prime rate in effect from time to time at the First National Bank of Boston from the due date thereof and shall be payable forthwith on demand by Landlord, as an additional charge.

   17.17 Brokerage. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than Whittier Partners (the "Broker"), whose commission Landlord shall pay, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by the Broker).

   Landlord warrants and represents that Landlord has dealt with no broker in connection with the consummation of this Lease other than the Broker, whose commission Landlord shall pay, and, in the event of any brokerage claims against Tenant predicated upon prior dealings with Landlord, Landlord agrees to defend the same and indemnify Tenant against any such claim.

   17.18 Governing Law. This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed, under seal, by persons hereunto duly authorized, in multiple copies, each to be considered an original hereof, as of the date first set forth above.

NEEDHAM 197 FIRST AVENUE TRUST

By: /s/ Gerald W. Blakeley, Jr.
    ----------------------------------------
    Gerald W. Blakeley, Jr., as Trustee but
    not individually

By: /s/ C. Stewart Forbes
    ----------------------------------------
    C. Stewart Forbes, as Trustee but not
    individually

THE MEDIPLEX GROUP, INC.

By: /s/ David J. Kane
    ------------------------
Title: Vice Pres, COO

                                  EXHIBIT C
                                 TO SUBLEASE

                             SUBLESSOR'S SERVICES

I. CLEANING

A. Lobby and Common Areas (nightly)

   1.  Empty all trash receptacles; clean receptacles as needed.

   2.  Vacuum all floors and carpets.

   3.  Vacuum all floor mats; wash as required.

   4.  Clean all entrance doors.

   5.  Dust all picture frames.

   6.  Dust all architectural or sculpted works or art.

   7.  Dust all furniture.

   8.  Remove stains and fingerprints from walls, doors, light switches, etc.

   9.  Clean building directory.

   10. Clean and disinfect all telephones.

   11. Clean and disinfect all water fountains.

   12. Clean all baseboards.

   13. Vacuum elevator carpets; remove stains as needed.

   14. Vacuum and wash all elevator tracks.

   15. Clean, wash and shine all doors, walls, and metal work in elevators.

   16. Clean all exit signs, and hanging fixtures.

B. Office Areas (nightly)

   17. Remove trash; replace liners as needed.

   18. Wash out trash basket as needed.

   19. Dust all clothing closets, shelving and coat racks.

   20. Clean all glass furniture tops, and display cases.

   21. Remove fingerprints from doors, walls, light switches.

   22. Vacuum all floors and carpeting.

   23. Vacuum all floor mats.

   24. Dry mop all tile floors.

   25. Remove waste to designated area.

   26. Upon completion of work shut off lights and secure doors.

C. Office Areas (weekly)

   27. Dust all desk tops, office furniture, picture frames, window sills, horizontal surfaces.

   28. Clean and polish wood flooring.

D. Offices Areas (monthly)

   29. Dust all light fixture grids.

E. Lavatories (nightly)

   30. Sweep and wash floors using a disinfectant cleaner.

   31. Wash and polish all mirrors, shelves, brightwork, and enameled surfaces.

   32. Wash and shine all flushometers, piping, and toilet seat hinges.

   33. Wash and wipe dry both sides of all toilet seats.

   34. Wash and disinfect all basins, bowls, and urinals.

   35. Wipe down all tile walls, partitions, dispensers and receptacles.

   36. Dust and clean all powder room fixtures.

   37. Empty and clean paper towel and sanitary napkin receptacles.

   38. Remove waste paper and refuse from the premises.

   39. Refill all toilet paper, paper towel, soap and sanitary napkin dispensers, materials to be supplied by Sublessor.

II. HEATING, VENTILATING, AND AIR CONDITIONING AND LIGHTING

    40. Heating, ventilating, and air conditioning ("HVAC") as required to provide reasonably comfortable temperatures for normal occupancy to Premises and Common Areas on Business Days (excepting holidays); Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m., provided, however, that the hours of such services shall not be less than the hours provided to any other tenant of the Building.

    41. Maintenance of any additional or special air conditioning equipment and the associated operating cost will be at Sublessee's expense.

    42. Sublessor has the general obligation to keep the exterior portion of the Building properly lighted at all reasonable times.

III. SECURITY

    43. Sublessor shall maintain the card-key door security system in proper working order.

IV. MISCELLANEOUS

    44. Sublessor shall provide all other basic services as reasonably requested by Sublessee.